                                                                     EXHIBIT 3.8


                           NOBLE DRILLING CORPORATION

                               RESOLUTIONS ADOPTED
                            BY THE BOARD OF DIRECTORS

                                DECEMBER 17, 1998


RELATING TO AMENDMENT OF BYLAWS

         RESOLVED, that effective January 1, 1999, Article V of the Bylaws of the Corporation is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto and made a part hereof, and James C. Day shall thereafter continue to be designated Chief Executive Officer of the Corporation.

         RESOLVED FURTHER, that the proper officers of the Corporation are hereby authorized and directed to take or cause to be taken all such further action as in their judgment shall be necessary, desirable or advisable in order to carry out the intent, and to accomplish the purposes, of the foregoing resolutions.

                                                                       EXHIBIT A

                           NOBLE DRILLING CORPORATION
                                  BYLAW EXTRACT

                                   AS AMENDED
                                DECEMBER 17, 1998

                                    ARTICLE V

                                    OFFICERS

         Section 1. Number; Term of Office. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Secretary, a Controller, and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions or duties as in these Bylaws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person's successor shall have been chosen and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. The Chairman of the Board and the Chief Executive Officer shall be elected by the directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation of the Corporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person's duties.

         Section 2. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof called for that purpose, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.

         Section 3. Resignation. Any officer may resign at any time by giving notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

         Section 5. Chairman of the Board. The Chairman of the Board shall, if present, preside at meetings of the stockholders, meetings of the Board and meetings of the Executive Committee. The Chairman of the Board shall counsel with and advise the Chief Executive Officer and President and shall exercise or perform such other powers and duties as may from time to time be assigned to the Chairman of the Board by the Board or the Executive Committee.

         Section 6. The Chief Executive Officer. The Board shall designate either the Chairman of the Board or the President to be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have the general control and management of the business and affairs of the Corporation, subject to the direction and control of the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall exercise or perform such other powers and duties as may from time to time be assigned to the Chief Executive Officer by the Board or the Executive Committee. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.

         Section 7. The President. The President shall exercise or perform such powers and duties as may from time to time be assigned to the President by the Chief Executive Officer or the Board of Directors. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Chief Executive Officer, the Board or any committee thereof empowered to authorize the same.

         Section 8. Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by the President, the Chief Executive Officer, the Chairman of the Board or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.

         Section 9. Treasurer. The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President, the Chief Executive Officer, the Chairman of the Board or the Board of Directors.

         Section 10. Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board of Directors, of the Executive Committee and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and the Secretary shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the President, the Chief Executive Officer, the Chairman of the Board or the Board of Directors.

         Section 11. Controller. The Controller shall perform all of the duties incident to the office of the Controller and such other duties as from time to time may be assigned to such person by the President, the Chief Executive Officer, the Chairman of the Board or the Board of Directors.

         Section 12. Assistant Treasurers, Secretaries and Controllers. The Assistant Treasurers, the Assistant Secretaries and the Assistant Controllers shall perform such duties as shall be assigned to them by the Treasurer, Secretary or Controller, respectively, or by the President, the Chief Executive Officer, the Chairman of the Board or the Board of Directors.


                                       A-2